UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2006

National Presto Industries, Inc.
(Exact name of registrant as specified in its chapter)

Wisconsin	811-21874	39-0494170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin		54703-3703
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01   Other Events

The Registrant announced today that on August 11, 2006, AMTEC Corporation, its wholly owned defense subsidiary, received a $24.4 million supplemental award from the Department of the Army, for the second year of the Army’s five year, 40mm Systems program. Deliveries for this award will begin in 2007. This supplemental contract increases the total value of the second year’s contractual commitment with the Army to $104.6 million.

As previously announced last year, based on Best Value competitive bidding, the Army selected AMTEC as one of two prime contractors responsible for supplying all requirements for the 40mm family of practice and tactical ammunition rounds for a period of five years. AMTEC was also designated the high-volume contractor and received 55% of the total award. Subsequently, AMTEC entered into contracts with the Army totaling $99 million for the first year of the five year program, substantially all of which is scheduled for delivery in 2006. This most recent supplemental award, coupled with the $80.2 million award in February of this year, brings the total current value of the AMTEC Systems contracts with the Army to $204.5 million for the first two years of the five year program.

AMTEC, headquartered in Janesville, Wisconsin, is a niche manufacturer for medium caliber ammunition programs, including specialized items such as fuzes, firing devices and initiators. In addition, related entities provide load, assemble, pack (LAP) services, and also manufacture a wide range of medium caliber cartridge cases. National Presto acquired AMTEC in 2001 and since that time has made other complementary acquisitions in the defense industry. The Defense Division has exhibited significant growth as a result of Presto’s corporate strategy to expand its presence in the defense industry.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; and increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc. (Registrant)

/s/ Maryjo Cohen
Date August 18, 2006	(Signature) Maryjo Cohen, President and Chief Executive Officer